UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 2012


                          SOPAC CELLULAR SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


          Nevada                    000-54664                       n/a
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

4438 Vesper Avenue, Suite 2, Sherman Oaks, CA                      91403
   (Address of principal executive offices)                      (Zip Code)

                                 (949) 355-4559
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 10, 2012, Eric E. Ezra resigned as CEO, President and Secretary. Mr. Ezra did not resign as a Director. Additionally, effective December 10, 2012, David F. Levy was appointed as CEO, President, Secretary and Director of the Company.

There are no understandings or arrangements between Mr. Levy and any other person pursuant to which he was appointed CEO, President, Secretary and Director. The Board of Directors is now comprised of Mr. Levy and Mr. Ezra and Mr. Ezra continues to act as CFO of the Company.

BACKGROUND INFORMATION FOR DAVID F. LEVY

During his working career Mr. Levy has held positions as a technology executive, entrepreneur, and business-builder. Most recently Mr. Levy was the founder, Chairman and CEO of Inzon Corporation, a Voice Over Internet Protocol ("VoIP") technology company providing complete voice, fax, data and conference call services on an ASP platform utilizing its own worldwide hybrid VoIP/TDM network. Mr. Levy was also the founder, Chairman and CEO of SubMicron Systems Corporation, a NASDAQ-listed, worldwide technology leader in the design and manufacture of production systems for semiconductor wafers and integrated circuits. In his stewardship of SubMicron Mr. Levy built SubMicron into a $176 million global business entity, ranking fourth largest in its industry segment.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SOPAC CELLULAR SOLUTIONS INC.


Dated: December 10, 2012               By: /s/ David F. Levy
                                          -----------------------------------
                                       Name:  David F. Levy
                                       Title: President

                                       2